Exhibit 15

(PwC LLP Letterhead)

May 9, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 9, 2008 on our review of interim financial information of SouthWest Water Company for the three month period ended March 31, 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 is incorporated by reference in its Registration Statements on Form S-3 (Nos. 333-77881, 333-35252, 333-63196, 333-69662, 333-70194, 333-106506, 333-111586, 333-121426 and 333-133399) and Form S-8 (Nos. 333-18513, 333-38935, 333-39506, 333-39508, 333-109444, 333-117713 and 333-134575).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Los Angeles, California